                                                                    Exhibit 99.1
[Graphic
Omitted]  NCO(sm)
-----------------
G  R  O  U  P


                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                   NCO GROUP ANNOUNCES SECOND QUARTER RESULTS
                     OF $0.43 PER DILUTED SHARE AND PROVIDES
                   INVESTOR GUIDANCE FOR THE REMAINDER OF 2004


HORSHAM, PA, AUGUST 2, 2004 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, announced today that during the second quarter of 2004 it reported net income of $14.4 million, or $0.43 per diluted share, as compared to net income of $10.3 million, or $0.38 per diluted share, in the second quarter of 2003. These earnings were above NCO's previously announced guidance of $0.38 to $0.42 per diluted share.

Revenue in the second quarter of 2004 was $255.3 million, an increase of 35.4%, or $66.7 million, from revenue of $188.6 million in the second quarter of the previous year.

NCO's operations are organized into four market specific divisions that include:
Accounts Receivable Management U.S. ("ARM U.S."), Customer Relationship Management ("CRM"), Portfolio Management, and Accounts Receivable Management International ("ARM International"). For the second quarter of 2004, these divisions accounted for $177.7 million, $59.5 million, $24.1 million, and $21.3 million of the revenue, respectively. Included in ARM U.S.'s revenue was $16.7 million of intercompany revenue from Portfolio Management and included in ARM International's revenue was $10.6 million of intercompany revenue from ARM U.S.

For the second quarter of 2003, the ARM U.S., Portfolio Management and ARM International divisions accounted for $172.0 million, $18.1 million and $17.4 million of the revenue, respectively. Included in ARM U.S.'s revenue was $12.1 million of intercompany revenue from Portfolio Management and included in ARM International's revenue was $6.8 million of intercompany revenue from ARM U.S. The CRM division was created in the second quarter of 2004 in connection with the acquisition of RMH Teleservices, Inc. ("RMH") on April 2, 2004 and, accordingly, is not included in the results for 2003.

NCO's payroll and related expenses as a percentage of revenue increased to 52.0% for the second quarter of 2004 as compared to 46.8% for the same period in the prior year. The increase in payroll and related expenses as a percentage of revenue was primarily attributable to the CRM division, which was created with the acquisition of RMH. The CRM division has a more significant amount of payroll and related expenses as compared to the ARM business. Excluding the CRM division, payroll and related expenses as a percentage of revenue decreased for the second quarter of 2004. This decrease was primarily attributable to the continuing increase in the use of near shore and off shore staffing solutions, and the continuing rationalization of staff.

NCO's selling, general and administrative expenses as a percentage of revenue decreased to 32.8% for the second quarter of 2004 as compared to 37.5% for the same period in the prior year. The decrease was primarily attributable to the CRM division's expense structure. Excluding the CRM division, the selling, general and administrative expenses as a percentage of revenue remained relatively consistent with the same period in the prior year.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "I am pleased that we were able to exceed our operating objectives during the second quarter. More important than the short-term success felt by exceeding expectations, is the fact that during the quarter NCO reached several key milestones. We completed the RMH merger, we successfully launched our new customer relationship business to our client base, and we continued to lay the groundwork for the future with key ongoing initiatives such as SAP, and new approaches to the use and management of labor alternatives. Additionally, the positive performance year to date has allowed us to slightly improve our overall outlook for 2004."

NCO also announced that it expects earnings per share to be approximately $0.38 to $0.42 per diluted share for the third quarter of 2004 and approximately $1.62 to $1.70 per diluted share for 2004.

NCO will host an investor conference call on Tuesday, August 3, 2004, at 10:00 a.m., ET, to address the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 9031459. A transcript of the conference call will also be available on NCO's website (www.ncogroup.com) and will be furnished to the SEC in a Form 8-K report.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through over 90 offices in the United States, Canada, the United Kingdom, India, Barbados and the Philippines.

For further information:

AT NCO GROUP, INC.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to the integration of the acquisitions of RMH Teleservices, Inc., statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
                 ______________________________________________

                                 NCO GROUP, INC.
                       UNAUDITED SELECTED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

STATEMENTS OF INCOME:
                                                       FOR THE THREE MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                               JUNE 30,                                 JUNE 30,
                                                    --------------------------------           --------------------------
                                                       2004                  2003                 2004            2003

Revenue                                             $  255,255            $  188,574           $ 456,486        $ 377,591
Operating costs and expenses:
   Payroll and related expenses                        132,823                88,330             223,862          176,628
   Selling, general and admin. expenses                 83,752                70,718             160,397          139,676
   Depreciation and amortization expense                11,147                 8,039              18,925           15,895
                                                     ---------             ---------           ---------        ---------
                                                       227,722               167,087             403,184          332,199
                                                     ---------             ---------           ---------        ---------
Income from operations                                  27,533                21,487              53,302           45,392
Other income (expense):
   Interest and investment income                          599                   789               1,595            1,625
   Interest expense                                     (5,256)               (5,862)            (10,544)         (11,681)
   Other income                                            621                   726                 621              726
                                                     ---------             ---------           ---------        ---------
                                                        (4,036)               (4,347)             (8,328)          (9,330)
                                                     ---------             ---------           ---------        ---------
Income before income taxes                              23,497                17,140              44,974           36,062
Income tax expense                                       9,078                 6,504              17,966           13,683
                                                     ---------             ---------           ---------        ---------
Income from operations before minority interest         14,419                10,636              27,008           22,379
Minority interest                                            -                  (359)               (606)            (910)
                                                     ---------             ---------           ---------        ---------
Net income                                           $  14,419             $  10,277           $  26,402        $  21,469
                                                     =========             =========           =========        =========

Net income per share:
   Basic                                             $    0.46             $    0.40           $    0.92        $    0.83
                                                     =========             =========           =========        =========
   Diluted                                           $    0.43             $    0.38           $    0.86        $    0.78
                                                     =========             =========           =========        =========

Weighted average shares outstanding:
   Basic                                                31,502                25,908              28,814           25,908
   Diluted                                              35,723                29,768              32,979           29,743






SELECTED BALANCE SHEET INFORMATION:

                                                       AS OF                  AS OF
                                                      JUNE 30,             DECEMBER 31,
                                                       2004                   2003
                                                     ---------             -----------
Cash and cash equivalents                            $  58,798             $  45,644
Current assets                                         264,186               229,452
Total assets                                         1,110,999               946,111
Current liabilities                                    173,412               123,043
Long-term debt, net of current portion                 229,048               248,964
Shareholders' equity                                   656,075               490,417


                                 NCO GROUP, INC.
                   UNAUDITED SELECTED SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)



                                                                  FOR THE THREE MONTHS ENDED JUNE 30, 2004
                                            -------------------------------------------------------------------------------------
                                                                     PORTFOLIO          ARM         INTERCOMPANY
                                             ARM U.S.       CRM      MANAGEMENT   INTERNATIONAL     ELIMINATIONS    CONSOLIDATED
                                            ----------    --------  ------------  -------------     -------------    ------------
Revenue                                     $  177,712    $ 59,445   $  24,132      $  21,329       $ (27,363)       $  255,255
Operating costs and expenses:
   Payroll and related expenses                 87,579      42,476         485         12,903         (10,620)(1)      (132,823)
   Selling, general and admin. expenses         68,612      10,147      17,012          4,724         (16,743)(2)       (83,752)
   Depreciation and amortization expense         7,106       3,254          81            706               -            11,147
                                            ----------    --------   ---------      ---------       ---------        ----------
                                               163,297      55,877      17,578         18,333         (27,363)          227,722
                                            ----------    --------   ---------      ---------       ---------        ----------

Income from operations                      $   14,415    $  3,568   $   6,554      $   2,996       $       -        $   27,533
                                            ==========    ========   =========      =========       =========        ==========




                                                             FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                            ----------------------------------------------------------------------------
                                                            PORTFOLIO           ARM        INTERCOMPANY
                                             ARM U.S.      MANAGEMENT      INTERNATIONAL   ELIMINATIONS     CONSOLIDATED
                                            ---------      ----------      -------------    -----------     ------------
Revenue                                     $ 172,011        $ 18,086       $ 17,361        $ (18,884)        $ 188,574

Operating costs and expenses:
   Payroll and related expenses                84,411             563         10,128           (6,772)(1)        88,330
   Selling, general and admin. expenses        65,214          13,382          4,234          (12,112)(2)        70,718
   Depreciation and amortization expense        7,286             105            648                -             8,039
                                            ---------        --------       --------        ---------         ---------
                                              156,911          14,050         15,010          (18,884)          167,087
                                            ---------        --------       --------        ---------         ---------

Income from operations                      $  15,100        $  4,036       $  2,351        $       -         $  21,487
                                            =========        ========       ========        =========         =========

(1) Represents elimination of intercompany revenue from accounts receivable management services provided by ARM International to ARM U.S.

(2) Represents elimination of intercompany revenue from accounts receivable management services provided by ARM U.S. to Portfolio Management.